Exhibit 99.1

For Immediate Release

For more information:

Jefferson Harralson

Chief Financial Officer

(864) 240-6208

Jefferson_Harralson@ucbi.com

UNITED COMMUNITY BANKS, INC.

ANNOUNCES FIRST QUARTER EARNINGS

Diluted earnings per share up 6 percent, to 33 cents, from first quarter 2016

Excluding merger-related and other non-operating charges,

diluted operating EPS up 18 percent, to 39 cents

•	Net interest revenue of $83.6 million, up $8.6 million or 11 percent from year ago
•	Net interest margin of 3.45 percent, up 11 basis points from fourth quarter
•	Core transaction deposits up $189 million from the fourth quarter, or 13 percent annualized
•	Return on assets of .89 percent, or 1.07 percent excluding merger-related and other charges
•	Efficiency ratio of 59.3 percent, or 57.4 percent excluding merger-related and other charges

BLAIRSVILLE, GA – April 26, 2017 – United Community Banks, Inc. (NASDAQ: UCBI) (“United”) today announced strong first quarter results with solid margin improvement, effective expense management and sound credit quality. Net income was $23.5 million, or 33 cents per diluted share, compared with $22.3 million, or 31 cents per diluted share, for the first quarter of 2016.

On an operating basis, net income rose to $28.2 million for the first quarter of 2017 compared with $23.9 million for the first quarter of 2016. First quarter 2017 operating net income excludes pre-tax merger-related charges of $1.17 million and pre-tax charges related to branch closures of $831,000, net of the income tax benefit associated with the charges of $758,000. Also excluded is a non-cash tax charge of $3.4 million related to the cancellation of interest rate swaps that were designated as cash flow hedges. The non-cash tax charge was previously included in other comprehensive income until the swaps matured or were canceled.

First quarter 2016 operating net income excludes $2.65 million in pre-tax merger-related charges, net of the associated income tax benefit of $1.00 million. On a per diluted share basis, operating net income was 39 cents for the first quarter of 2017 compared with 33 cents for the first quarter of 2016.

At March 31, 2017, preliminary regulatory capital ratios were as follows. Tier 1 Risk-Based of 11.5 percent; Total Risk-Based of 12.3 percent; Common Equity Tier 1 Risk-Based of 11.4 percent, and Tier 1 Leverage of 8.6 percent.

“We began 2017 with a solid first quarter,” said Jimmy Tallent, chairman and chief executive officer. “Excluding merger-related and other non-operating charges, operating net income per share was up 18 percent from a year ago to 39 cents, driven by strong loan and fee revenue growth and expense management. Also excluding these charges, we held our operating efficiency ratio to 57.4 percent, the second best in a decade and surpassed only by the fourth quarter of 2016. Including those charges, the efficiency ratio was 59.3 percent.

“While linked-quarter operating net income was down slightly, our margin expansion and disciplined expense management offset most of the seasonal declines in mortgage and SBA lending, as well as some seasonal decrease in loan growth,” Tallent said. “Our bankers made steady progress improving financial performance by growing core transaction deposits a healthy 13 percent in the first quarter, all while holding deposit pricing steady.

“First quarter loan production was $615 million,” Tallent added. “Linked-quarter average loan growth was $89.8 million, or 5 percent annualized, reflecting a seasonal decrease from recent quarters. End of period loans grew by $44.4 million. Our community banks originated $423 million in loans, while our specialized lending area produced $151 million.” Specialized lending encompasses commercial real estate, middle market, SBA, asset-based lending, senior living and builder finance.

2

First quarter net interest revenue totaled $83.6 million, up $8.6 million from the first quarter of 2016 and up $2.6 million from the fourth quarter of 2016. The increases from both periods reflect net interest margin expansions of 4 basis points from a year ago and 11 basis points from the fourth quarter, driven by rising short-term interest rates. Loan growth and the acquisition of Tidelands Bank in July of 2016 were the primary drivers of the increase from a year ago.

The first quarter provision for credit losses was $800,000. This compares with a provision recovery of $200,000 in the first quarter of 2016 and no provision for the fourth quarter of 2016. First quarter net charge-offs totaled $1.7 million, compared with $2.1 million in the first quarter of 2016 and $1.5 million in the fourth quarter. Contributing to the low level of net charge-offs were continued strong recoveries of previously charged-off loans. Nonperforming assets were .23 percent of total assets at March 31, 2017, compared with .28 percent at both March 31, 2016 and December 31, 2016.

“Our first quarter provision for loan losses reflects continued strong, steady credit quality and a low level of net charge-offs,” Tallent commented. “Our credit quality indicators remain favorable and our outlook is for that to continue. We also expect our provision levels to gradually increase during the year due to loan growth, while our allowance and the related ratio to total loans will decline slightly.”

Fourth quarter fee revenue totaled $22.1 million, up $3.47 million from a year ago and a decrease of $3.16 million from the fourth quarter. Mortgage fees were up $1.14 million from a year ago, and down $2.09 million from the fourth quarter. Gains from sales of SBA loans were up $722,000 from a year ago due to continued growth in SBA lending, and were down $1.07 million from the fourth quarter. Partially offsetting the seasonal linked-quarter decreases in mortgage and SBA revenue was a $499,000 increase in brokerage fees. Other fee revenue was down $386,000 from the fourth quarter, mostly reflecting a lower volume of customer derivative business.

Operating expenses were $62.8 million for the first quarter, compared with $57.9 million for the first quarter of 2016 and $61.3 million for the fourth quarter. Included in operating expenses are merger-related and branch closure charges of $2.05 million in the first quarter, and merger-related charges of $2.65 million in the first quarter of 2016 and $1.14 million in the fourth quarter of 2016. Excluding these charges, first quarter operating expenses were $60.8 million compared with $55.2 million a year ago and $60.2 million for the fourth quarter.

3

The increase in operating expenses from the fourth quarter is primarily due to higher salaries and employee benefit costs, with most of the increase related to payroll taxes that start over at the beginning of each year. The increase from a year ago also reflects additional operating expenses following the acquisition of Tidelands Bank on July 1, 2016. United’s financial results begin including operating expenses of acquired companies on their respective acquisition dates.

Income tax expense for the first quarter totaled $18.5 million compared with $13.6 million a year ago and $17.6 million in the fourth quarter. Included in first quarter income tax expense was a $3.4 million non-cash charge to release income taxes on hedge instruments that were held in other comprehensive income during the time in which United had a full valuation allowance on its deferred tax asset. For accounting purposes, these disproportionate tax effects remained in other comprehensive income until the instruments that created them ceased to exist. In the first quarter of 2017, several related interest rate swaps matured while the balance of these hedge instruments were canceled thereby requiring a transfer from other comprehensive income to a non-cash tax expense charge. The charge had no effect on tangible book value, since there was no effect on total shareholders’ equity. Income tax expense in the fourth quarter of 2016 was elevated by a charge of $976,000 due to the impairment of a portion of the deferred tax asset as a result of cancelling nonqualified stock options.

Tallent concluded, “We are off to a good start toward another exceptional year for United Community Banks. Our bankers continue to execute our strategic plans and serve their customers with the enthusiasm, energy and passion that are the foundation of our success. I’m also excited about the Horry County State Bank acquisition that was announced last week and is expected to close in the third quarter. Not only is the bank in a market where we want to expand, it is also a solid cultural fit with the same emphasis on outstanding customer service for which United is known.”

4

Conference Call

United will hold a conference call today, Wednesday, April 26, 2017, at 11 a.m. ET to discuss the contents of this earnings release and to share business highlights for the quarter. To access the call, dial (877) 380-5665 and use the conference number 97149143. The conference call also will be webcast and available for replay for 30 days by selecting “Events & Presentations” within the Investor Relations section of United’s website at www.ucbi.com.

About United Community Banks, Inc.

United Community Banks, Inc. (NASDAQ: UCBI) is a registered bank holding company based in Blairsville, Georgia with $10.7 billion in assets. The company’s banking subsidiary, United Community Bank, is one of the southeast region’s largest full-service banks, operating 134 offices in Georgia, North Carolina, South Carolina and Tennessee. The bank specializes in providing personalized community banking services to individuals, small businesses and middle-market companies. Services include a full range of consumer and commercial banking products including mortgage, advisory, and treasury management. Respected national research firms consistently recognize United Community Bank for outstanding customer service. In 2014, 2015 and 2016, J.D. Power ranked United Community Bank first in customer satisfaction in the Southeast. In 2017, for the fourth consecutive year, Forbes included United among their list of the top 100 Best Banks in America. Additional information about the company and the bank’s full range of products and services can be found at www.ucbi.com.

Non-GAAP Financial Measures

This News Release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations, such as “operating net income,” “operating net income per diluted share,” “operating net income available to common shareholders,” “operating diluted income per common share,” “tangible book value per common share,” “operating return on common equity,” “operating return on tangible common equity,” “operating return on assets,” “operating dividend payout ratio,” “operating efficiency ratio,” “average tangible equity to average assets,” “average tangible common equity to average assets” and “tangible common equity to risk-weighted assets.” These non-GAAP measures are included because United believes they may provide useful supplemental information for evaluating United’s underlying performance trends. These measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable measures as reported in accordance with GAAP are included with the accompanying financial statement tables.

5

Safe Harbor

This News Release contains forward-looking statements, as defined by federal securities laws, including statements about United’s financial outlook and business environment. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some of the risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to United’s filings with the Securities and Exchange Commission including its 2016 Annual Report on Form 10-K under the sections entitled “Forward-Looking Statements” and “Risk Factors.” Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements.

# # #

6

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Selected Financial Information

						First
	2017	2016				Quarter
	First	Fourth	Third	Second	First	2017-2016
(in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter	Change
INCOME SUMMARY
Interest revenue	$90,958	$87,778	$85,439	$81,082	$80,721
Interest expense	7,404	6,853	6,450	6,164	5,769
Net interest revenue	83,554	80,925	78,989	74,918	74,952	11%
Provision for credit losses	800	-	(300)	(300)	(200)
Fee revenue	22,074	25,233	26,361	23,497	18,606	19
Total revenue	104,828	106,158	105,650	98,715	93,758	12
Expenses	62,826	61,321	64,023	58,060	57,885	9
Income before income tax expense	42,002	44,837	41,627	40,655	35,873	17
Income tax expense	18,478	17,616	15,753	15,389	13,578	36
Net income	23,524	27,221	25,874	25,266	22,295	6
Preferred dividends	-	-	-	-	21
Net income available to common shareholders	$23,524	$27,221	$25,874	$25,266	$22,274	6
Merger-related and other charges	2,054	1,141	3,152	1,176	2,653
Income tax benefit of merger-related and other charges	(758)	(432)	(1,193)	(445)	(1,004)
Impairment of deferred tax asset on canceled non-qualified stock options	-	976	-	-	-
Release of disproportionate tax effects lodged in OCI	3,400	-	-	-	-

Net income available to common shareholders - operating (1)	$28,220	$28,906	$27,833	$25,997	$23,923	18

PERFORMANCE MEASURES
Per common share:
Diluted net income - GAAP	$.33	$.38	$.36	$.35	$.31	6
Diluted net income - operating (1)	.39	.40	.39	.36	.33	18
Cash dividends declared	.09	.08	.08	.07	.07
Book value	15.40	15.06	15.12	14.80	14.35	7
Tangible book value (3)	13.30	12.95	13.00	12.84	12.40	7

Key performance ratios:
Return on common equity - GAAP (2)(4)	8.54%	9.89%	9.61%	9.54%	8.57%
Return on common equity - operating (1)(2)(4)	10.25	10.51	10.34	9.81	9.20
Return on tangible common equity - operating (1)(2)(3)(4)	12.10	12.47	12.45	11.56	10.91
Return on assets - GAAP (4)	.89	1.03	1.00	1.04	.93
Return on assets - operating (1)(4)	1.07	1.10	1.08	1.07	1.00
Dividend payout ratio - GAAP	27.27	21.05	22.22	20.00	22.58
Dividend payout ratio - operating (1)	23.08	20.00	20.51	19.44	21.21
Net interest margin (fully taxable equivalent) (4)	3.45	3.34	3.34	3.35	3.41
Efficiency ratio - GAAP	59.29	57.65	60.78	59.02	61.94
Efficiency ratio - operating (1)	57.35	56.58	57.79	57.82	59.10
Average equity to average assets	10.24	10.35	10.38	10.72	10.72
Average tangible equity to average assets (3)	8.96	9.04	8.98	9.43	9.41
Average tangible common equity to average assets (3)	8.96	9.04	8.98	9.43	9.32
Tangible common equity to risk-weighted assets (3)(5)	12.07	11.84	12.22	12.87	12.77

ASSET QUALITY
Nonperforming loans	$19,812	$21,539	$21,572	$21,348	$22,419	(12)
Foreclosed properties	5,060	7,949	9,187	6,176	5,163	(2)
Total nonperforming assets (NPAs)	24,872	29,488	30,759	27,524	27,582	(10)
Allowance for loan losses	60,543	61,422	62,961	64,253	66,310	(9)
Net charge-offs	1,679	1,539	1,359	1,730	2,138	(21)
Allowance for loan losses to loans	.87%	.89%	.94%	1.02%	1.09%
Net charge-offs to average loans (4)	.10	.09	.08	.11	.14
NPAs to loans and foreclosed properties	.36	.43	.46	.44	.45
NPAs to total assets	.23	.28	.30	.28	.28

AVERAGE BALANCES ($ in millions)
Loans	$6,904	$6,814	$6,675	$6,151	$6,004	15
Investment securities	2,822	2,690	2,610	2,747	2,718	4
Earning assets	9,872	9,665	9,443	9,037	8,876	11
Total assets	10,677	10,484	10,281	9,809	9,634	11
Deposits	8,592	8,552	8,307	7,897	7,947	8
Shareholders’ equity	1,093	1,085	1,067	1,051	1,033	6
Common shares - basic (thousands)	71,700	71,641	71,556	72,202	72,162	(1)
Common shares - diluted (thousands)	71,708	71,648	71,561	72,207	72,166	(1)

AT PERIOD END ($ in millions)
Loans	$6,965	$6,921	$6,725	$6,287	$6,106	14
Investment securities	2,767	2,762	2,560	2,677	2,757	-
Total assets	10,732	10,709	10,298	9,928	9,781	10
Deposits	8,752	8,638	8,442	7,857	7,960	10
Shareholders’ equity	1,102	1,076	1,079	1,060	1,034	7
Common shares outstanding (thousands)	70,973	70,899	70,861	71,122	71,544	(1)

(1) Excludes merger-related charges, a first quarter 2017 release of disproportionate tax effects lodged in OCI and a fourth quarter 2016 deferred tax asset impairment charge related to canceled non-qualified stock options. (2) Net income available to common shareholders, which is net of preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss). (3) Excludes effect of acquisition related intangibles and associated amortization. (4) Annualized. (5) First quarter 2017 ratio is preliminary.

UNITED COMMUNITY BANKS, INC.
Non-GAAP Performance Measures Reconciliation
Selected Financial Information

	2017	2016
	First	Fourth	Third	Second	First
(in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter

Expense reconciliation
Expenses (GAAP)	$62,826	$61,321	$64,023	$58,060	$57,885
Merger-related and other charges	(2,054)	(1,141)	(3,152)	(1,176)	(2,653)
Expenses - operating	$60,772	$60,180	$60,871	$56,884	$55,232

Net income reconciliation
Net income (GAAP)	$23,524	$27,221	$25,874	$25,266	$22,295
Merger-related and other charges	2,054	1,141	3,152	1,176	2,653
Income tax benefit of merger-related and other charges	(758)	(432)	(1,193)	(445)	(1,004)
Impairment of deferred tax asset on canceled non-qualified stock options	-	976	-	-	-
Release of disproportionate tax effects lodged in OCI	3,400	-	-	-	-
Net income - operating	$28,220	$28,906	$27,833	$25,997	$23,944

Net income available to common shareholders reconciliation
Net income available to common shareholders (GAAP)	$23,524	$27,221	$25,874	$25,266	$22,274
Merger-related and other charges	2,054	1,141	3,152	1,176	2,653
Income tax benefit of merger-related and other charges	(758)	(432)	(1,193)	(445)	(1,004)
Impairment of deferred tax asset on canceled non-qualified stock options	-	976	-	-	-
Release of disproportionate tax effects lodged in OCI	3,400	-	-	-	-
Net income available to common shareholders - operating	$28,220	$28,906	$27,833	$25,997	$23,923

Diluted income per common share reconciliation
Diluted income per common share (GAAP)	$.33	$.38	$.36	$.35	$.31
Merger-related and other charges	.01	.01	.03	.01	.02
Impairment of deferred tax asset on canceled non-qualified stock options	-	.01	-	-	-
Release of disproportionate tax effects lodged in OCI	.05	-	-	-	-
Diluted income per common share - operating	$.39	$.40	$.39	$.36	$.33

Book value per common share reconciliation
Book value per common share (GAAP)	$15.40	$15.06	$15.12	$14.80	$14.35
Effect of goodwill and other intangibles	(2.10)	(2.11)	(2.12)	(1.96)	(1.95)
Tangible book value per common share	$13.30	$12.95	$13.00	$12.84	$12.40

Return on tangible common equity reconciliation
Return on common equity (GAAP)	8.54%	9.89%	9.61%	9.54%	8.57%
Merger-related and other charges	.47	.26	.73	.27	.63
Impairment of deferred tax asset on canceled non-qualified stock options	-	.36	-	-	-
Release of disproportionate tax effects lodged in OCI	1.24	-	-	-	-
Return on common equity - operating	10.25	10.51	10.34	9.81	9.20
Effect of goodwill and other intangibles	1.85	1.96	2.11	1.75	1.71
Return on tangible common equity - operating	12.10%	12.47%	12.45%	11.56%	10.91%

Return on assets reconciliation
Return on assets (GAAP)	.89%	1.03%	1.00%	1.04%	.93%
Merger-related and other charges	.05	.03	.08	.03	.07
Impairment of deferred tax asset on canceled non-qualified stock options	-	.04	-	-	-
Release of disproportionate tax effects lodged in OCI	.13	-	-	-	-
Return on assets - operating	1.07%	1.10%	1.08%	1.07%	1.00%

Dividend payout ratio reconciliation
Dividend payout ratio (GAAP)	27.27%	21.05%	22.22%	20.00%	22.58%
Merger-related and other charges	(.98)	(.54)	(1.71)	(.56)	(1.37)
Impairment of deferred tax asset on canceled non-qualified stock options	-	(.51)	-	-	-
Release of disproportionate tax effects lodged in OCI	(3.21)	-	-	-	-
Dividend payout ratio - operating	23.08%	20.00%	20.51%	19.44%	21.21%

Efficiency ratio reconciliation
Efficiency ratio (GAAP)	59.29%	57.65%	60.78%	59.02%	61.94%
Merger-related and other charges	(1.94)	(1.07)	(2.99)	(1.20)	(2.84)
Efficiency ratio - operating	57.35%	56.58%	57.79%	57.82%	59.10%

Average equity to assets reconciliation
Equity to assets (GAAP)	10.24%	10.35%	10.38%	10.72%	10.72%
Effect of goodwill and other intangibles	(1.28)	(1.31)	(1.40)	(1.29)	(1.31)
Tangible equity to assets	8.96	9.04	8.98	9.43	9.41
Effect of preferred equity	-	-	-	-	(.09)
Tangible common equity to assets	8.96%	9.04%	8.98%	9.43%	9.32%

Tangible common equity to risk-weighted assets reconciliation (1)
Tier 1 capital ratio (Regulatory)	11.46%	11.23%	11.04%	11.44%	11.32%
Effect of other comprehensive income	(.24)	(.34)	-	(.06)	(.25)
Effect of deferred tax limitation	1.13	1.26	1.50	1.63	1.85
Effect of trust preferred	(.25)	(.25)	(.26)	(.08)	(.08)
Basel III intangibles transition adjustment	(.03)	(.06)	(.06)	(.06)	(.07)
Tangible common equity to risk-weighted assets	12.07%	11.84%	12.22%	12.87%	12.77%

(1) First quarter 2017 ratios are preliminary.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Period-End

	2017	2016				Linked	Year over
	First	Fourth	Third	Second	First	Quarter	Year
(in millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	Change
LOANS BY CATEGORY
Owner occupied commercial RE	$1,633	$1,650	$1,587	$1,527	$1,509	$(17)	$124
Income producing commercial RE	1,297	1,282	1,277	1,101	1,071	15	226
Commercial & industrial	1,080	1,070	994	925	854	10	226
Commercial construction	667	634	567	565	535	33	132
Total commercial	4,677	4,636	4,425	4,118	3,969	41	708
Residential mortgage	860	857	814	784	774	3	86
Home equity lines of credit	659	655	693	616	597	4	62
Residential construction	197	190	200	170	167	7	30
Consumer installment	572	583	593	599	599	(11)	(27)
Total loans	$6,965	$6,921	$6,725	$6,287	$6,106	44	859

LOANS BY MARKET
North Georgia	$1,076	$1,097	$1,110	$1,097	$1,097	(21)	(21)
Atlanta MSA	1,408	1,399	1,332	1,314	1,257	9	151
North Carolina	541	545	548	543	543	(4)	(2)
Coastal Georgia	591	581	565	541	543	10	48
Gainesville MSA	252	248	236	240	248	4	4
East Tennessee	483	504	506	509	495	(21)	(12)
South Carolina	1,243	1,233	1,199	862	821	10	422
Specialized Lending	911	855	763	706	628	56	283
Indirect auto	460	459	466	475	474	1	(14)
Total loans	$6,965	$6,921	$6,725	$6,287	$6,106	44	859

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Credit Quality

	First Quarter 2017			Fourth Quarter 2016			Third Quarter 2016
	Nonperforming	Foreclosed	Total	Nonperforming	Foreclosed	Total	Nonperforming	Foreclosed	Total
(in thousands)	Loans	Properties	NPAs	Loans	Properties	NPAs	Loans	Properties	NPAs
NONPERFORMING ASSETS BY CATEGORY
Owner occupied CRE	$6,135	$1,238	$7,373	$7,373	$3,145	$10,518	$7,693	$3,188	$10,881
Income producing CRE	1,540	21	1,561	1,324	36	1,360	2,422	765	3,187
Commercial & industrial	929	-	929	966	-	966	1,079	-	1,079
Commercial construction	1,069	2,825	3,894	1,538	2,977	4,515	1,977	1,274	3,251
Total commercial	9,673	4,084	13,757	11,201	6,158	17,359	13,171	5,227	18,398
Residential mortgage	6,455	660	7,115	6,368	1,260	7,628	5,440	1,211	6,651
Home equity lines of credit	1,848	261	2,109	1,831	531	2,362	1,194	514	1,708
Residential construction	417	55	472	776	-	776	369	2,235	2,604
Consumer installment	1,419	-	1,419	1,363	-	1,363	1,398	-	1,398
Total NPAs	$19,812	$5,060	$24,872	$21,539	$7,949	$29,488	$21,572	$9,187	$30,759

NONPERFORMING ASSETS BY MARKET
North Georgia	$5,344	$570	$5,914	$5,278	$856	$6,134	$5,356	$653	$6,009
Atlanta MSA	715	645	1,360	1,259	716	1,975	979	1,530	2,509
North Carolina	4,897	355	5,252	4,750	632	5,382	5,216	543	5,759
Coastal Georgia	942	-	942	1,778	-	1,778	1,606	47	1,653
Gainesville MSA	728	-	728	279	-	279	222	-	222
East Tennessee	2,112	633	2,745	2,354	675	3,029	3,281	160	3,441
South Carolina	1,725	2,857	4,582	2,494	5,070	7,564	2,015	6,254	8,269
Specialized Lending	2,032	-	2,032	2,072	-	2,072	1,597	-	1,597
Indirect auto	1,317	-	1,317	1,275	-	1,275	1,300	-	1,300
Total NPAs	$19,812	$5,060	$24,872	$21,539	$7,949	$29,488	$21,572	$9,187	$30,759

NONPERFORMING ASSETS ACTIVITY
Beginning Balance	$21,539	$7,949	$29,488	$21,572	$9,187	$30,759	$21,348	$6,176	$27,524
Acquisitions	-	-	-	-	-	-	-	7,495	7,495
Loans placed on non-accrual	3,172	-	3,172	6,346	-	6,346	6,680	-	6,680
Payments received	(3,046)	-	(3,046)	(3,832)	-	(3,832)	(3,938)	-	(3,938)
Loan charge-offs	(1,292)	-	(1,292)	(1,293)	-	(1,293)	(1,236)	-	(1,236)
Foreclosures	(561)	561	-	(1,254)	1,530	276	(1,282)	2,335	1,053
Capitalized costs	-	-	-	-	26	26	-	3	3
Property sales	-	(3,077)	(3,077)	-	(2,737)	(2,737)	-	(6,553)	(6,553)
Write downs	-	(480)	(480)	-	(254)	(254)	-	(53)	(53)
Net gains (losses) on sales	-	107	107	-	197	197	-	(216)	(216)
Ending Balance	$19,812	$5,060	$24,872	$21,539	$7,949	$29,488	$21,572	$9,187	$30,759

	First Quarter 2017		Fourth Quarter 2016		Third Quarter 2016
		Net Charge-		Net Charge-		Net Charge-
		Offs to		Offs to		Offs to
	Net	Average	Net	Average	Net	Average
(in thousands)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)
NET CHARGE-OFFS BY CATEGORY
Owner occupied CRE	$(212)	(.05)%	$1	-%	$46	.01%
Income producing CRE	870	.28	527	.16	70	.02
Commercial & industrial	(152)	(.06)	(201)	(.08)	453	.18
Commercial construction	(370)	(.23)	241	.16	(194)	(.13)
Total commercial	136	.01	568	.05	375	.03
Residential mortgage	530	.25	322	.15	(47)	(.02)
Home equity lines of credit	422	.26	151	.09	267	.16
Residential construction	(9)	(.02)	(16)	(.03)	242	.51
Consumer installment	600	.42	514	.35	522	.34
Total	$1,679	.10	$1,539	.09	$1,359	.08

NET CHARGE-OFFS BY MARKET
North Georgia	$15	.01%	$575	.21%	$68	.02%
Atlanta MSA	(46)	(.01)	12	-	398	.12
North Carolina	601	.45	714	.52	329	.24
Coastal Georgia	(223)	(.15)	118	.08	432	.31
Gainesville MSA	358	.58	(32)	(.05)	15	.03
East Tennessee	55	.05	(139)	(.11)	(69)	(.05)
South Carolina	425	.14	(2)	-	(66)	(.02)
Specialized Lending	195	.09	(21)	(.01)	69	.04
Indirect auto	299	.27	314	.27	183	.15
Total	$1,679	.10	$1,539	.09	$1,359	.08

(1) Annualized.

UNITED COMMUNITY BANKS, INC.

Consolidated Statement of Income (Unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share data)	2017	2016

Interest revenue:
Loans, including fees	$72,727	$63,976
Investment securities, including tax exempt of $279 and $166	17,712	15,788
Deposits in banks and short-term investments	519	957
Total interest revenue	90,958	80,721

Interest expense:
Deposits:
NOW	597	485
Money market	1,426	1,108
Savings	27	29
Time	1,008	642
Total deposit interest expense	3,058	2,264
Short-term borrowings	40	87
Federal Home Loan Bank advances	1,430	733
Long-term debt	2,876	2,685
Total interest expense	7,404	5,769
Net interest revenue	83,554	74,952
Release of (provision for) credit losses	800	(200)
Net interest revenue after provision for credit losses	82,754	75,152

Fee revenue:
Service charges and fees	10,604	10,126
Mortgage loan and other related fees	4,424	3,289
Brokerage fees	1,410	1,053
Gains from sales of government guaranteed loans	1,959	1,237
Securities gains, net	(2)	379
Other	3,679	2,522
Total fee revenue	22,074	18,606
Total revenue	104,828	93,758

Operating expenses:
Salaries and employee benefits	36,691	33,062
Communications and equipment	4,918	4,290
Occupancy	4,949	4,723
Advertising and public relations	1,061	864
Postage, printing and supplies	1,370	1,280
Professional fees	3,044	2,700
FDIC assessments and other regulatory charges	1,283	1,524
Amortization of intangibles	973	1,010
Merger-related and other charges	2,054	2,653
Other	6,483	5,779
Total operating expenses	62,826	57,885
Net income before income taxes	42,002	35,873
Income tax expense	18,478	13,578
Net income	23,524	22,295
Preferred stock dividends and discount accretion	-	21
Net income available to common shareholders	$23,524	$22,274

Earnings per common share:
Basic	$.33	$.31
Diluted	.33	.31
Weighted average common shares outstanding:
Basic	71,700	72,162
Diluted	71,708	72,166

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet (Unaudited)

	March 31,	December 31,
(in thousands, except share and per share data)	2017	2016

ASSETS
Cash and due from banks	$90,151	$99,489
Interest-bearing deposits in banks	140,822	117,859
Cash and cash equivalents	230,973	217,348
Securities available for sale	2,436,591	2,432,438
Securities held to maturity (fair value $333,032 and $333,170)	329,992	329,843
Mortgage loans held for sale (includes $15,845 and $27,891 at fair value)	16,491	29,878
Loans, net of unearned income	6,964,990	6,920,636
Less allowance for loan losses	(60,543)	(61,422)
Loans, net	6,904,447	6,859,214
Premises and equipment, net	189,437	189,938
Bank owned life insurance	154,150	143,543
Accrued interest receivable	27,020	28,018
Net deferred tax asset	139,383	154,336
Derivative financial instruments	22,131	23,688
Goodwill and other intangible assets	155,250	156,222
Other assets	125,938	144,189
Total assets	$10,731,803	$10,708,655
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Demand	$2,752,361	$2,637,004
NOW	1,968,493	1,989,763
Money market	1,831,145	1,846,440
Savings	574,805	549,713
Time	1,261,232	1,287,142
Brokered	364,056	327,496
Total deposits	8,752,092	8,637,558
Short-term borrowings	-	5,000
Federal Home Loan Bank advances	569,138	709,209
Long-term debt	175,238	175,078
Derivative financial instruments	26,425	27,648
Accrued expenses and other liabilities	107,367	78,427
Total liabilities	9,630,260	9,632,920
Shareholders' equity:
Preferred stock, $1 par value; 10,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, $1 par value; 150,000,000 shares authorized; 70,972,753 and 70,899,114 shares issued and outstanding	70,973	70,899
Common stock, non-voting, $1 par value; 26,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock issuable; 546,511 and 519,874 shares	7,959	7,327
Capital surplus	1,275,954	1,275,849
Accumulated deficit	(234,384)	(251,857)
Accumulated other comprehensive loss	(18,959)	(26,483)
Total shareholders' equity	1,101,543	1,075,735
Total liabilities and shareholders' equity	$10,731,803	$10,708,655

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended March 31,

	2017			2016
	Average		Avg.	Average		Avg.
(dollars in thousands, fully taxable equivalent (FTE))	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$6,903,860	$72,741	4.27%	$6,003,568	$64,044	4.29%
Taxable securities (3)	2,779,625	17,433	2.51	2,688,564	15,622	2.32
Tax-exempt securities (FTE) (1)(3)	42,180	457	4.33	29,744	272	3.66
Federal funds sold and other interest-earning assets	146,027	664	1.82	153,759	1,053	2.74

Total interest-earning assets (FTE)	9,871,692	91,295	3.74	8,875,635	80,991	3.67
Non-interest-earning assets:
Allowance for loan losses	(61,668)			(68,473)
Cash and due from banks	99,253			85,635
Premises and equipment	190,096			180,090
Other assets (3)	577,168			561,261
Total assets	$10,676,541			$9,634,148

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,959,678	597	.12	$1,886,472	485	.10
Money market	2,065,449	1,426	.28	1,840,584	1,108	.24
Savings	560,634	27	.02	480,238	29	.02
Time	1,263,946	815	.26	1,259,689	817	.26
Brokered time deposits	98,340	193	.80	233,213	(175)	(.30)
Total interest-bearing deposits	5,948,047	3,058	.21	5,700,196	2,264	.16

Federal funds purchased and other borrowings	19,031	40	.85	34,906	87	1.00
Federal Home Loan Bank advances	681,117	1,430	.85	346,169	733	.85
Long-term debt	175,142	2,876	6.66	165,419	2,685	6.53
Total borrowed funds	875,290	4,346	2.01	546,494	3,505	2.58

Total interest-bearing liabilities	6,823,337	7,404	.44	6,246,690	5,769	.37
Non-interest-bearing liabilities:
Non-interest-bearing deposits	2,643,630			2,247,041
Other liabilities	116,752			107,320
Total liabilities	9,583,719			8,601,051
Shareholders' equity	1,092,822			1,033,097
Total liabilities and shareholders' equity	$10,676,541			$9,634,148

Net interest revenue (FTE)		$83,891			$75,222
Net interest-rate spread (FTE)			3.30%			3.30%

Net interest margin (FTE) (4)			3.45%			3.41%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized losses of $5.38 million in 2017 and pretax unrealized gains of $2.20 million in 2016 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.